Exhibit 99.1

Investor Relations Contact

Michelle Levine, 408-822-5464

Public Relations Contact

Dave Peterson, 408-822-5231

MERCURY INTERACTIVE REPORTS FOURTH QUARTER AND 2003 RESULTS

•	Record Revenue of $152.0 million for the quarter and $506.5 million for 2003
•	Net Increase in Deferred Revenue: $54.6 million for the quarter and $121.2 million for 2003
•	Earnings Per Share for the quarter: $0.14 GAAP; $0.27 Non-GAAP
•	Earnings Per Share for the year ended 2003: $0.45 GAAP; $0.93 Non-GAAP

SUNNYVALE, CALIF. — JANUARY 21, 2004 — Mercury Interactive Corporation (NASDAQ: MERQ), the global leader in business technology optimization (BTO), today reported results for the fourth quarter and year ended December 31, 2003.

Revenue for the fourth quarter of 2003 was $152.0 million, an increase of 29 percent compared to $117.8 million reported in the fourth quarter of 2002. For the year ended December 31, 2003 revenue was $506.5 million, an increase of 27 percent compared to $400.1 million reported for the year ended December 31, 2002.

Deferred revenue for the fourth quarter of 2003 increased by $54.6 million from the third quarter of 2003 to $280.6 million. Cash generated from operations for the fourth quarter of 2003 was $66.9 million compared to $40.9 million in the fourth quarter of 2002.

GAAP RESULTS

Net income for the fourth quarter of 2003 was $13.1 million, or $0.14 per diluted share, compared to $18.8 million, or $0.21 per diluted share, for the same period a year ago. GAAP results for the fourth quarter include an executive severance charge of $6.6 million, stock-based compensation and amortization of intangible assets of $4.2 million, restructuring, integration and other related charges of $1.1 million and net loss on investments in non-consolidated companies of $2.2 million. For the year ended December 31, 2003, net income was $41.5 million, or $0.45 per diluted share compared to $65.2 million, or $0.74 per diluted share, for the year ended December 31, 2002. The results for the year ended 2003 include an executive severance charge of $6.6 million, $16.9 million of non-cash impairment

Mercury Interactive Reports Fourth Quarter and 2003 Results	Page 2

charges related to real estate consolidation, stock-based compensation and amortization of intangible assets of $8.4 million, acquisition, restructuring, integration and other related charges of $15.4 million and net loss on investments in non-consolidated companies of $2.2 million.

NON-GAAP RESULTS

Net income for the fourth quarter of 2003 was $26.2 million, or $0.27 per diluted share, compared to $23.4 million, or $0.27 per diluted share, for the same period a year ago. Non-GAAP earnings per share for the fourth quarter of 2003 are calculated using fully diluted shares of 97.0 million. Net income for the year ended December 31, 2003 was $86.1 million, or $0.93 per diluted share, compared to $62.9 million, or $0.72 per diluted share, for the year ended December 31, 2002. Non-GAAP results for 2003, as presented in the attached reconciliation table, exclude the following recurring items: acquisition, restructuring, integration and other related charges, asset impairment charges related to real estate, gain on early retirement of debt, stock-based compensation and amortization of intangible assets, net loss on investments in non-consolidated companies as well as related income tax provisions or benefits. Also excluded is a non-recurring charge associated with executive severance.

“The fourth quarter capped off an impressive year of growth for Mercury with record revenues, record deferred revenue growth, and record cash flow from operations,” said Amnon Landan, chairman and CEO at Mercury Interactive Corporation. “Our customers are adopting the new Mercury Optimization Centers as they take an enterprise approach to Business Technology Optimization.”

Q4 2003 HIGHLIGHTS

•	Record 19 transactions greater than $1.0 million in the fourth quarter

•	Record 51% of new product orders as term licenses

•	Record net increase in deferred revenue of $54.6 million, principally from term licenses

•	Record results in Application Management and Application Delivery new orders and revenue

•	IT governance (formerly Kintana) orders exceeded management expectations

Mercury Interactive Reports Fourth Quarter and 2003 Results	Page 3

FINANCIAL OUTLOOK

The following financial outlook is provided based on information as of January 21, 2004. Management provides the following guidance for the quarter ending March 31, 2004:

•	New order growth is expected to be in the range of 22 percent to 27 percent

•	Term licenses are expected to be in the range of 45 percent to 50 percent of new product orders

•	Revenue is expected to be in the range of $145.0 million to $155.0 million

•	Net increase in deferred revenue is expected to be in the range of $10.0 million to $20.0 million

•	GAAP diluted earnings per share is expected to be in a range of $0.12 to $0.18

•	Non-GAAP diluted earnings per share is expected to be in the range of $0.17 to $0.23

•	Cash flow from operations is expected to be in the range of $50.0 million to $60.0 million

Non-GAAP guidance is adjusted from GAAP guidance by excluding recurring acquisition, restructuring, integration and other related charges and stock-based compensation and amortization of intangible assets of approximately $5.1 million.

QUARTERLY CONFERENCE CALL

Mercury will host a conference call to discuss fourth quarter and year-end results at 2:00 p.m. Pacific Time today. A live Webcast of the conference call, together with supplemental financial information, can be accessed through the company’s Investor Relations Web site at http://www.mercuryinteractive.com/ir. In addition, an archive of the Webcast can be accessed through the same link. An audio replay of the call will be available until midnight on January 27, 2004. The audio replay can be accessed by calling 888-203-1112 or 719-457-0820, conference call code: 708793.

ABOUT MERCURY

Mercury Interactive, the global leader in business technology optimization (BTO), is committed to helping customers optimize the business value of information technology. Founded in 1989, Mercury conducts business worldwide and is one of the fastest growing enterprise software companies today. Mercury provides software and services to govern the priorities, people and practices of IT; deliver and manage applications; and integrate IT strategy and execution.

Customers worldwide rely on Mercury Optimization Centers to improve quality and performance of applications and manage IT costs, risk and compliance. Mercury BTO offerings are complemented by

Mercury Interactive Reports Fourth Quarter and 2003 Results	Page 4

technologies and services from global business partners. For more information, visit www.mercuryinteractive.com.

FORWARD LOOKING STATEMENTS

This press release contains “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties concerning Mercury Interactive’s expected financial performance, as well Mercury Interactive’s future business prospects and product and service offerings. Mercury Interactive’s actual results may differ materially from the results predicted or from any other forward-looking statements made by, or on behalf of, Mercury Interactive and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among other things: 1) the mix of perpetual and term licenses and the effect of the timing of the recognition of revenue from products sold under term licenses; 2) Mercury Interactive has historically received a substantial portion of its orders at the end of the quarter and if an order shortfall occurs at the end of a quarter it could negatively impact the company’s operating results for that quarter; 3) the dependence of Mercury Interactive’s financial growth on the continued success and acceptance of its existing and new software products and services, and the success of its BTO strategy; 4) uncertainties related to the integration of Kintana’s products and services, employees and operations; 5) the ability to attract and retain key personnel; 6) intense competition for Mercury Interactive’s products and services; and 7) the additional risks and important factors described in Mercury Interactive’s SEC reports, including the Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2002 and the Form 10-Q for the quarter ended September 30, 2003, which are available at the SEC’s website at www.sec.gov. All of the information in this press release is as of January 21, 2004, and Mercury Interactive undertakes no duty to update this information.

NON-GAAP FINANCIAL INFORMATION

Mercury Interactive provides non-GAAP net income and earnings per share data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Mercury Interactive’s management believes these non-GAAP measures are useful to investors because this supplemental information facilitates comparisons to prior periods. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage

Mercury Interactive Reports Fourth Quarter and 2003 Results	Page 5

expenditures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this press release.

# # #

Editor’s Note

Tables Attached: Condensed Consolidated Statements of Operations, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flows, Table of Reconciliations from GAAP to Non-GAAP.

Mercury Interactive and Kintana are trademarks or registered trademarks of Mercury Interactive Corporation or its subsidiaries in the United States and/or other countries. Other product and company names are used herein for identification purposes only, and may be trademarks of their respective companies.

MERCURY INTERACTIVE

1325 Borregas Avenue, Sunnyvale, CA 94089 Tel: (408) 822-5200 Fax: (408) 822-5300

Mercury Interactive Reports Fourth Quarter and 2003 Results	Page 6

MERCURY INTERACTIVE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2003	2002	2003	2002
Revenues:
License fees	$61,049	$58,573	$201,047	$192,212
Subscription fees	30,496	15,346	98,858	53,024

Total product revenues	91,545	73,919	299,905	245,236
Maintenance fees	43,490	33,742	159,030	122,343
Professional service fees	16,941	10,109	47,538	32,543

Total revenues	151,976	117,770	506,473	400,122

Costs and expenses:
Cost of license and subscription	8,080	6,174	29,056	24,804
Cost of maintenance	3,286	3,033	11,880	11,662
Cost of professional services	12,869	7,405	36,889	24,334
Marketing and selling	71,377	53,609	237,299	193,775
Research and development	16,440	10,931	55,608	42,246
General and administrative	11,360	9,625	40,000	32,407
Stock-based compensation	224	245	907	1,163
Acquisition related charges	—	—	11,968	—
Restructuring, integration and other related charges	1,092	—	3,389	(537)
Amortization of intangible assets	3,946	458	7,470	2,375
Executive severance	6,551	—	6,551	—
Facilities impairment	—	—	16,882	—

Total costs and expenses	135,225	91,480	457,899	332,229

Income from operations	16,751	26,290	48,574	67,893
Other income (loss), net	1,398	(2,673)	9,121	14,496

Income before provision for income taxes	18,149	23,617	57,695	82,389
Provision for income taxes	5,051	4,864	16,182	17,185

Net income	$13,098	$18,753	$41,513	$65,204

Net income per share (basic)	$0.15	$0.22	$0.48	$0.78

Net income per share (diluted)	$0.14	$0.21	$0.45	$0.74

Weighted average common shares (basic)	90,077	84,545	87,124	83,938

Weighted average common shares and equivalents (diluted)	97,030	87,707	92,728	87,640

Mercury Interactive Reports Fourth Quarter and 2003 Results	Page 7

MERCURY INTERACTIVE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$549,278	$349,123
Short-term investments	157,082	178,123
Trade accounts receivable, net	142,908	93,095
Deferred tax assets	—	9,407
Prepaid expenses and other assets	64,043	36,690

Total current assets	913,311	666,438

Long-term investments	527,348	137,954
Property and equipment, net	73,203	88,516
Investments in non-consolidated companies	13,928	15,952
Debt issuance costs, net	14,965	6,037
Goodwill	347,616	113,327
Intangible assets, net	45,126	2,548
Restricted cash	6,000	6,000
Interest rate swap	11,557	17,378
Other assets	17,456	21,133

Total assets	$1,970,510	$1,075,283

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,584	$12,292
Accrued liabilities	96,637	71,414
Deferred tax liabilities	27,925	—
Income taxes payable	35,404	70,051
Short-term deferred revenue	212,716	135,338

Total current liabilities	390,266	289,095
Convertible notes	811,159	316,972
Long-term deferred tax liabilities	266	—
Long-term deferred revenue	67,909	24,048
Other long-term payable	541	—

Total liabilities	1,270,141	630,115

Stockholders’ equity:
Common stock	181	169
Additional paid-in capital	468,150	254,218
Treasury stock	(16,082)	(16,082)
Notes receivable from issuance of common stock	(6,580)	(11,055)
Unearned stock-based compensation	(1,533)	(1,296)
Accumulated other comprehensive loss	(6,219)	(1,725)
Retained earnings	262,452	220,939

Total stockholders’ equity	700,369	445,168

Total liabilities and stockholders’ equity	$1,970,510	$1,075,283

Mercury Interactive Reports Fourth Quarter and 2003 Results	Page 8

MERCURY INTERACTIVE CORPORATION

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Cash flows from operating activities:
Net income	$13,098	$18,753	$41,513	$65,204
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,342	3,098	17,869	14,704
Sales reserve	833	1,325	1,193	3,342
Unrealized loss (gain) on interest rate swap	44	(20)	8	(406)
Amortization of intangible assets	3,946	458	7,470	2,375
Stock-based compensation	5,309	245	5,992	1,163
Gain on early retirement of debt	—	—	—	(11,610)
Unrealized gain on warrants	(198)	—	(435)	—
Gain on sale of investments	—	(362)	—	(362)
Loss on investments in non-consolidated companies	2,443	4,885	3,959	5,296
Write-off of in-process research and development	—	—	11,968	—
Facilities impairment	—	—	16,882	—
Tax benefit from employee stock options	6,367	—	6,367	—
Deferred income taxes	45,823	(6,595)	35,653	(6,595)
Changes in assets and liabilities:
Trade accounts receivable	(26,193)	(29,690)	(40,878)	(28,288)
Prepaid expenses and other assets	(9,214)	(22,959)	(20,808)	(27,498)
Accounts payable	5,857	(658)	3,167	(451)
Accrued liabilities	13,623	12,647	12,927	11,443
Income taxes payable	(50,766)	27,646	(34,817)	38,492
Deferred revenue	50,006	32,096	111,944	65,002
Other liabilities	541	—	541	—

Net cash provided by operating activities	66,861	40,869	180,515	131,811

Cash flows from investing activities:
Maturities of investments	353,544	156,448	1,857,656	462,316
Purchases of investments	(500,389)	(193,393)	(2,225,649)	(437,456)
Restricted cash	—	—	—	(6,000)
Purchases of investments in non-consolidated companies	(375)	—	(1,500)	(2,244)
Cash paid in conjunction with the acquisition of Performant, net	(10)	—	(22,028)	—
Cash paid in conjunction with the acquisition of Kintana, net	(5,261)	—	(136,653)	—
Cash paid in conjunction with a technology purchase of Allerez	—	—	(1,270)	—
Cash paid in conjunction with a domain name purchase	(650)	—	(650)	—
Acquisition of property and equipment, net	(4,746)	(1,703)	(17,093)	(8,164)

Net cash provided by (used in) investing activities	(157,887)	(38,648)	(547,187)	8,452

Cash flows from financing activities:
Proceeds (costs) from issuance of convertible notes	(76)	—	488,056	—
Issuance of common stock, net	19,375	3,387	74,779	23,038
Collection of notes receivable from issuance of common stock	431	5	4,186	878
Repayment of convertible notes	—	—	—	(64,640)

Net cash provided by (used in) financing activities	19,730	3,392	567,021	(40,724)

Effect of exchange rate changes on cash	(826)	186	(194)	1,287

Net increase (decrease) in cash and cash equivalents	(72,122)	5,799	200,155	100,826
Cash and cash equivalents at beginning of period	621,400	343,324	349,123	248,297

Cash and cash equivalents at end of period	$549,278	$349,123	$549,278	$349,123

Mercury Interactive Reports Fourth Quarter and 2003 Results	Page 9

MERCURY INTERACTIVE CORPORATION

TABLE OF RECONCILIATIONS FROM GAAP TO NON-GAAP

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003		2002

GAAP Net Income to Non-GAAP Net Income:
GAAP net income	$13,098	$18,753	$41,513		$65,204
In-process research and development (Performant)	—	—	1,280		—
In-process research and development (Kintana)	—	—	10,688		—
Bonus program (Performant)	936	—	2,834		—
Gain on reversal of restructuring charge	—	—	—		(537)
Integration costs (Kintana)	156	—	555		—
Facilities impairment	—	—	16,882		—
Net loss on investments in non-consolidated companies and warrant	2,245	4,885	2,245		4,885
Stock-based compensation and amortization of intangible assets (Freshwater)	544	703	2,397		3,538
Stock-based compensation and amortization of intangible assets (Performant)	299	—	884		—
Stock-based compensation and amortization of intangible assets (Kintana)	3,190	—	4,848		—
Stock-based compensation and amortization of intangible assets (other)	137	—	248		—
Gain on early retirement of debt	—	—	—		(11,610)
Executive severance	6,551	—	6,551		—
(Provision) benefit for income taxes	(952)	(977)	(4,801)		1,452

Non-GAAP Net Income	$26,204	$23,364	$86,124		$62,932

GAAP Diluted EPS to Non-GAAP Diluted EPS:
GAAP net income per share-diluted	$0.14	$0.21	$0.45		$0.74
In-process research and development (Performant)	—	—	0.01		—
In-process research and development (Kintana)	—	—	0.12		—
Bonus program (Performant)	0.01	—	0.03		—
Gain on reversal of restructuring charge	—	—	—		(0.01)
Integration costs (Kintana)	0.00 (1)	—	0.01		—
Facilities impairment	—	—	0.18		—
Loss on investments in non-consolidated companies	0.02	0.06	0.02		0.06
Stock-based compensation and amortization of intangible assets (Freshwater)	0.01	0.01	0.03		0.04
Stock-based compensation and amortization of intangible assets (Performant)	0.00 (1)	—	0.01		—
Stock-based compensation and amortization of intangible assets (Kintana)	0.03	—	0.05		—
Stock-based compensation and amortization of intangible assets (other)	0.00 (1)	—	0.00	(1)	—
Gain on early retirement of debt	—	—	—		(0.13)
Executive severance	0.07	—	0.07		—
(Provision) benefit for income taxes	(0.01)	(0.01)	(0.05)		0.02

Non-GAAP net income per share-diluted	$0.27	$0.27	$0.93		$0.72

(1) Amount is less than $0.005

GAAP Operating Margin to Non-GAAP Operating Margin:
GAAP operating margin	11.0%	22.3%	9.6%		17.0%
In-process research and development (Performant)	—	—	0.3%		—
In-process research and development (Kintana)	—	—	2.1%		—
Bonus program (Performant )	0.6%	—	0.6%		—
Gain on reversal of restructuring charge	—	—	—		-0.1%
Integration costs (Kintana)	0.1%	—	0.1%		—
Facilities impairment	—	—	3.3%		—
Stock-based compensation and amortization of intangible assets (Freshwater)	0.4%	0.6%	0.5%		0.9%
Stock-based compensation and amortization of intangible assets (Performant)	0.2%	—	0.2%		—
Stock-based compensation and amortization of intangible assets (Kintana)	2.1%	—	1.0%		—
Stock-based compensation and amortization of intangible assets (other)	0.1%	—	0.0	% (1)	—
Executive severance	4.3%	—	1.3%		—

Non-GAAP operating margin	18.8%	22.9%	18.9	% (2)	17.7	% (2)

(1) Amount is less than 0.05%

(2) Amounts do not foot due to rounding